As Filed With the Securities and Exchange Commission
on May 16, 2022
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CoreCivic, Inc.
(Exact name of registrant as specified in its charter)

Maryland	62-1763875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

CORECIVIC, INC. AMENDED AND RESTATED 2020 STOCK INCENTIVE PLAN
(Full title of the plan)

David Garfinkle
Executive Vice President and Chief Financial Officer
CoreCivic, Inc.
5501 Virginia Way
Brentwood, Tennessee 37027
(Name and address of agent for service)

(615) 263-3000
(Telephone number, including area code, of agent for service)

Copies  to:

F. Mitchell Walker, Jr., Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee  37201
(615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 5,900,000 additional shares of Common Stock, $0.01 par value per share (the “Additional Shares”), of CoreCivic, Inc., a Maryland corporation (the “Registrant”) for the Registrant’s Amended and Restated 2020 Stock Incentive Plan. The Additional Shares are in addition to the 5,564,320 shares of common stock registered on Registration Statement on Form S-8 filed by the Registrant with respect to the 2020 Stock Incentive Plan on May 18, 2020 (SEC File No. 333-238479), together with all exhibits filed therewith or incorporated therein by reference (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 18, 2022;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 5, 2022;

(3)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 18, 2022, May 13, 2022, May 16, 2022 and May 16, 2022; and

(4)
The description of the Registrant’s Common Stock contained in Exhibit 4.15 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 20, 2020.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 8.	Exhibits.

4.1
Articles of Amendment and Restatement of the Company (previously filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on May 20, 2013 and incorporated herein by this reference)

4.2
Articles of Amendment of the Company (previously filed as Exhibit 3.1 to the Company's Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on November 10, 2016 and incorporated herein by this reference)

4.3
Ninth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.3 to the Company's Annual Report on Form 10-K (Commission File no. 001-16109), filed with the Commission on February 22, 2018 and incorporated herein by this reference)

4.4
Specimen of certificate representing shares of the Company's Common Stock (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on November 10, 2016 and incorporated herein by this reference)

5.1*	Opinion of Bass, Berry & Sims PLC

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

99.1	CoreCivic, Inc. Amended and Restated 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 16, 2022)

107.1	Filing Fee Exhibit*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 16th day of May, 2022.

CORECIVIC, INC.

By:	/s/ Damon T. Hininger
Damon T. Hininger
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Damon T. Hininger and David M. Garfinkle and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Damon T. Hininger	President and Chief Executive Officer (Principal Executive Officer and Director)	May 16, 2022
Damon T. Hininger

/s/ David M. Garfinkle	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2022
David M. Garfinkle

/s/ Mark A. Emkes	Chairman of the Board and Director	May 16, 2022
Mark A. Emkes

/s/ Donna M. Alvarado	Director	May 16, 2022
Donna M. Alvarado

/s/ Robert J. Dennis	Director	May 16, 2022
Robert J. Dennis

/s/ Stacia A. Hylton	Director	May 16, 2022
Stacia A. Hylton

/s/ Harley G. Lappin	Director	May 16, 2022
Harley G. Lappin

/s/ Anne L. Mariucci	Director	May 16, 2022
Anne L. Mariucci

/s/ Thurgood Marshall, Jr	Director	May 16, 2022
Thurgood Marshall, Jr.

/s/ Devin I. Murphy	Director	May 16, 2022
Devin I. Murphy

/s/ John R. Prann, Jr.	Director	May 16, 2022
John R. Prann, Jr.